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                    AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER, dated as of November 14, 1996, by and between PINNACLE FINANCIAL SERVICES, INC., a Michigan corporation ("Pinnacle"), and INDIANA FEDERAL CORPORATION, a
Delaware corporation ("IFC").

                           WITNESSETH:

     WHEREAS, the Boards of Directors of Pinnacle and IFC have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for herein in which IFC will, subject to the terms and conditions set forth herein, merge with and into Pinnacle (the "Merger"), so that Pinnacle is the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger; and

     WHEREAS, it is the intent of the respective Boards of Directors of Pinnacle and IFC that the Merger be structured as a "merger of equals" of Pinnacle and IFC and that the Surviving
Corporation be governed and operated on this basis; and

     WHEREAS, as a condition to, and immediately after the execution of, this Agreement, Pinnacle and IFC are entering into a Pinnacle stock option agreement (the "Pinnacle Option Agreement") attached hereto as Exhibit A; and

     WHEREAS, as a condition to, and immediately after the execution of, this Agreement, Pinnacle and IFC are entering into an IFC stock option agreement (the "IFC Option Agreement"; and together with the Pinnacle Option Agreement, the "Option
Agreements") attached hereto as Exhibit B; and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:


                            ARTICLE I
                           THE MERGER
                           ----------

     1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Michigan Business Corporation Act, as amended (the "MBCA"), the Delaware General Corporation Law, as amended (the "DGCL"), at the Effective Time (as defined in Section 1.2), IFC shall merge with and into Pinnacle. Pinnacle shall be the Surviving Corporation in the Merger, and shall


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continue its corporate existence under the laws of the State of
Michigan. Upon consummation of the Merger, the separate corporate existence of IFC shall terminate.

     1.2 Effective Time. The Merger shall become effective as set forth in certificates of merger (each, a "Certificate of Merger"), which shall specify an effective date and time no earlier than the filing thereof with the appropriate authorities of the State of Michigan, and with the appropriate authorities of the State of Delaware, on the Closing Date (as defined in Section 9.1), or as soon thereafter as practicable. The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in each Certificate of Merger having been filed in accordance with the MBCA and DGCL.

     1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the MBCA and the DGCL.

     1.4 Conversion of IFC Common Stock. At the Effective Time, in each case, subject to Section 2.2(e), by virtue of the Merger and without any action on the part of Pinnacle, IFC or the holder of any of the following securities:

          (a) Each share of the common stock, par value $0.01 per share, of IFC (the "IFC Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of IFC Common Stock held (x) in IFC's treasury or (y) directly or indirectly by IFC or Pinnacle or any of their respective wholly-owned Subsidiaries (as defined in Section 3.1) (except for Trust Account Shares and DPC shares, as such terms are defined in Section 1.4(c) and as set forth in the IFC Disclosure Schedule)), shall be converted into the right to receive one (1) share (the "Exchange Ratio") of the common stock, without par value, of Pinnacle (the "Pinnacle Common Stock").

          (b) All of the shares of IFC Common Stock converted into Pinnacle Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each a "Common Certificate") previously representing any such shares of IFC Common Stock shall thereafter represent the right to receive a certificate representing the number of whole shares of Pinnacle Common Stock into which the shares of IFC Common Stock represented by such Common Certificate have been converted pursuant to this
Section 1.4 and Section 2.2. Common Certificates previously representing shares of IFC Common Stock shall be exchanged for certificates representing whole shares of Pinnacle Common Stock issued in consideration therefor upon the surrender of such Common Certificates in accordance with Section 2.2, without any interest thereon. If, prior to the Effective Time, the outstanding shares of Pinnacle Common Stock or IFC Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a


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reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the Exchange Ratio.

          (c) At the Effective Time, all shares of IFC Common Stock that are owned by IFC as treasury stock and all shares of IFC Common Stock that are owned, directly or indirectly, by IFC or Pinnacle or any of their respective wholly-owned Subsidiaries (other than shares of IFC Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of Pinnacle Common Stock which are similarly held, whether held directly or indirectly by IFC or Pinnacle, as the case may be, being referred to herein as "Trust Account Shares") and other than any shares of IFC Common Stock held by IFC or Pinnacle or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of IFC Common Stock, and shares of Pinnacle Common Stock which are similarly held, whether held directly or indirectly by IFC or Pinnacle or any of their respective Subsidiaries, being referred to herein as "DPC Shares") and as set forth in the IFC Disclosure Schedule) shall be cancelled and shall cease to exist and no stock of Pinnacle or other consideration shall be delivered in exchange therefor.

     1.5 Pinnacle Common Stock. At and after the Effective Time, each share of Pinnacle Common Stock issued and outstanding immediately prior to the Closing Date shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger. All shares of Pinnacle Common Stock that are owned by IFC or any of its wholly-owned Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Pinnacle.

     1.6  Options.

          (a) At the Effective Time, each option granted by IFC to purchase shares of IFC Common Stock which is outstanding and unexercised immediately prior thereto (excluding any and all IFC Rights (as hereinafter defined), all of which shall have been redeemed, and thereby extinguished, terminated and cancelled without any right of exercise, prior to the Effective Time) shall cease to represent a right to acquire shares of IFC Common Stock and shall be converted automatically into an option to purchase shares of Pinnacle Common Stock in an amount and at an exercise price determined as provided below (and subject to the terms of the IFC benefit plans under which they were issued (collectively, the "IFC Stock Plans") and the agreements evidencing grants thereunder):

       (i) The number of shares of Pinnacle Common Stock to be subject to the new option shall be equal to the number of shares of IFC Common Stock subject to the original option; and



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       (ii)  The exercise price per share of Pinnacle Common Stock under the new option shall be equal to the exercise price per share of IFC Common Stock under the original option.

The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with
Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to IFC shall be deemed to be references to Pinnacle.

          (b) At the Effective Time, each option granted by Pinnacle to purchase shares of Pinnacle Common Stock which is outstanding and unexercised immediately prior thereto shall continue to represent a right to acquire shares of Pinnacle Common Stock and shall remain an issued and outstanding option to purchase from the Surviving Corporation shares of Pinnacle Common Stock in the same amount and at the same exercise price subject to the terms of the Pinnacle benefit plans under which they were issued (collectively, the "Pinnacle Stock Plans") and the agreements evidencing grants thereunder, and shall not be affected by the Merger.

     1.7 Articles of Incorporation. Subject to the terms and conditions of this Agreement, at the Effective Time, the Articles of Incorporation of Pinnacle shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended in accordance with applicable law.

     1.8 Bylaws. Subject to the terms and conditions of this Agreement, at the Effective Time, the Bylaws of Pinnacle, with appropriate amendments to incorporate the provisions of
Section 1.11 of this Agreement, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

     1.9 Tax Consequences; Accounting Treatment. It is intended that (i) the Merger shall constitute a reorganization within the meaning of Section 368(a)(i)(A) of the Code, (ii) this Agreement shall constitute a "plan of reorganization" for the purposes of
Section 368 of the Code, and (iii) the Merger shall qualify for "pooling of interests" accounting treatment under Accounting Principles Board Opinion No. 16 and SEC Accounting Series Releases 130 and 135, as amended.

     1.10 Management. At the Effective Time, Mr. Richard L. Schanze shall be the Chairman of the Board and the Chief Executive Officer of the Surviving Corporation, and Mr. Donald A. Lesch shall be the Vice Chairman, President and Chief Operating Officer of the Surviving Corporation.

     1.11 Board of Directors. At the Effective Time, the Board of Directors of the Surviving Corporation shall consist of ten (10)


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persons, with Mr. Schanze, as well as Mr. Arnold L. Weaver and three (3) other persons, to be named as directors of the Surviving Corporation on behalf of the Board of Directors of Pinnacle, and with Mr. Lesch, as well as Mr. Howard Silverman and three (3) other persons, to be named as directors of the Surviving Corporation on behalf of the Board of Directors of IFC. Under the terms of the Standstill Agreement dated as of December 1, 1995, between Pinnacle and Mr. Cyrus A. Ansary, Pinnacle has certain obligations to nominate Mr. Ansary for election as a director of Pinnacle. In the event that Pinnacle, as the Surviving Corporation, becomes obligated to nominate Mr. Ansary as a director of the Surviving Corporation, then the Board of Directors shall be increased in size to a total of twelve (12) persons, and Mr. Ansary shall be nominated as a director of the Surviving Corporation pursuant to the terms of the Standstill Agreement dated as of December 1, 1995, between Pinnacle and Mr. Ansary, and the Chairman shall nominate for approval by the Board of Directors a twelfth person as a director of the Surviving Corporation. Whenever the Board of Directors is comprised of ten (10) or fewer persons, action of the Board within the meaning of Section 523 of the MBCA, and for all other purposes, shall require the favorable vote of six (6) or more of the directors, and whenever the Board of Directors is comprised of eleven (11) or twelve (12) persons, action of the Board within the meaning of Section 523 of the MBCA, and for all other purposes, shall require the favorable vote of seven (7) or more of the directors.

     1.12 Headquarters of Surviving Corporation. At the Effective Time, the headquarters and principal executive offices of the Surviving Corporation shall be located in Valparaiso, Indiana.

     1.13 Bank Merger. At the Bank Merger Effective Time (as hereinafter defined), Indiana Federal Bank for Savings, a federal savings bank ("IndFed Bank"), the wholly-owned subsidiary of IFC, shall be merged (the "Bank Merger") with and into Pinnacle Bank, a Michigan banking corporation ("Pinnacle Bank"), the wholly-owned subsidiary of Pinnacle, pursuant to the terms and conditions set forth herein and in the Agreement and Plan of Merger and Consolidation substantially in the form attached hereto as Exhibit C (the "Bank Merger Agreement"). Upon consummation of the Bank Merger, the separate existence of IndFed Bank shall cease, and Pinnacle Bank shall continue as the surviving institution of the Bank Merger. The name of Pinnacle Bank, as the surviving institution of the Bank Merger, shall be "Pinnacle Bank". From and after the Bank Merger Effective Time (as hereinafter defined), Pinnacle Bank as the surviving institution of the Bank Merger shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Pinnacle Bank and IndFed Bank. The Bank Merger shall become effective at the time the Bank Merger Agreement for such merger is endorsed and declared effective by the Financial Institutions Bureau of the State of Michigan (the "Bank Merger Effective Time"). The parties shall cause the Bank Merger to become effective as soon as practical following the Merger. At the Bank Merger Effective Time:

          (a) each share of IndFed Bank common stock issued and outstanding immediately prior thereto shall, by virtue of the Bank Merger, be cancelled. No new shares of the capital stock or other securities or obligations of IndFed Bank shall be issued or be deemed issued with respect to or in exchange for such cancelled shares, and such cancelled shares of common stock of IndFed Bank shall not be converted into any shares or other securities or obligations of any other entity;

          (b) each share of Pinnacle Bank common stock issued and outstanding immediately prior thereto shall remain an issued and outstanding share of common stock of Pinnacle Bank as the surviving institution and shall not be affected by the Bank Merger;

          (c) the charter and bylaws of Pinnacle Bank, as then in effect, shall be the Charter and Bylaws of Pinnacle Bank as the surviving institution of the Bank Merger, and may thereafter be amended in accordance with applicable law; and

          (d) the directors of Pinnacle Bank as the surviving institution following the Bank Merger shall consist of eighteen
(18) persons, with nine (9) persons to be named as directors by the Board of Directors of Pinnacle Bank and nine (9) persons to be named as directors by the Board of Directors of IndFed Bank; and the executive officers of Pinnacle Bank as the surviving institution following the Bank Merger shall be those appointed by the Board of Directors of the surviving institution upon consummation of the Bank Merger, on the basis of recommendations made by Mr. Schanze, as the Chairman of the parent Surviving Corporation, Mr. Lesch, as the Vice Chairman of the parent Surviving Corporation, and an outside consulting service to be engaged and charged with reviewing and evaluating the qualifications of candidates.


                           ARTICLE II
                       EXCHANGE OF SHARES
                       ------------------

     2.1 Pinnacle to Make Shares Available. At or prior to the Effective Time, Pinnacle shall deposit, or shall cause to be deposited, with Harris Trust and Savings Bank, Chicago, Illinois, or another bank or trust company reasonably acceptable to each of Pinnacle and IFC (the "Exchange Agent"), for the benefit of the holders of Common Certificates, for exchange in accordance with this Article II, certificates representing the shares of Pinnacle Common Stock (such certificates for shares of Pinnacle Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.4 and Section 2.2(a) in exchange for outstanding shares of IFC Common Stock.

     2.2  Exchange of Shares.



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          (a)  As soon as practicable after the Effective Time, and
in no event later than five (5) business days thereafter, the Exchange Agent shall mail to each holder of record of one or more Common Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Common Certificates shall pass, only upon delivery of the Common Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Common Certificates in exchange for certificates representing the shares of Pinnacle Common Stock into which the shares of IFC Common Stock represented by such Common Certificate or Common Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of a Common Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Common Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Pinnacle Common Stock to which such holder of IFC Common Stock shall have become entitled pursuant to the provisions of Article I, and the Common Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any unpaid dividends and distributions payable to holders of Common Certificates.

          (b) No dividends or other distributions declared with respect to Pinnacle Common Stock with a record date following the Effective Time shall be paid to the holder of any unsurrendered Common Certificate until the holder thereof shall surrender such Common Certificate in accordance with this Article II.

          (c) If any certificate representing shares of Pinnacle Common Stock is to be issued in a name other than that in which the Common Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Common Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Pinnacle Common Stock in any name other than that of the registered holder of the Common Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (d) After the Effective Time, there shall be no transfers on the stock transfer books of IFC of shares of IFC Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Common Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of Pinnacle Common Stock as provided in this Article II.



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          (e)  Notwithstanding anything to the contrary contained
herein, no certificates or scrip representing fractional shares of Pinnacle Common Stock shall be issued upon the surrender for exchange of Common Certificates.

          (f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of IFC for 12 months after the Effective Time shall be paid to Pinnacle. Any stockholders of IFC who have not theretofore complied with this Article II shall thereafter look only to Pinnacle for payment of the shares of Pinnacle Common Stock and any unpaid dividends and distributions on the Pinnacle Common Stock deliverable in respect of each share of IFC Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of IFC, Pinnacle, the Exchange Agent or any other person shall be liable to any former holder of shares of IFC Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (g) In the event any Common Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Common Certificate to be lost, stolen or destroyed and, if reasonably required by Pinnacle or the Exchange Agent, the posting by such person of a bond in such amount as Pinnacle may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Common Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Common Certificate the shares of Pinnacle Common Stock deliverable in respect thereof pursuant to this Agreement.


                           ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF PINNACLE
           ------------------------------------------

     Except as disclosed in the Pinnacle disclosure schedule delivered to IFC concurrently herewith (the "Pinnacle Disclosure
Schedule"), Pinnacle hereby represents and warrants to IFC as follows:

     3.1  Corporate Organization.

          (a) Pinnacle is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. Pinnacle has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Pinnacle. As used in this Agreement, the term "Material Adverse Effect"


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means, with respect to IFC, Pinnacle or the Surviving Corporation, as the case may be, a material adverse effect on the business, results of operations, financial condition, or (insofar as they can reasonably be foreseen) prospects of such party and its Subsidiaries taken as a whole, excluding for this purpose only, however, the payment and/or incurrence of (i) the one-time special assessment on institutions holding deposits subject to assessment by the Savings Association Insurance Fund ("SAIF") pursuant to The Deposit Insurance Funds Act of 1996 ("Funds Act") intended to increase SAIF's net worth as of October 1, 1996 to 1.25 percent of SAIF-insured deposits, and (ii) transactional expenses by IFC or Pinnacle in connection with the Merger, to the extent having such an effect. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any bank, savings and loan institution, corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes. Pinnacle is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act") and as a savings and loan holding company under the Home Owners' Loan Act ("HOLA"). True and complete copies of the Articles of Incorporation and Bylaws of Pinnacle, as in effect as of the date of this Agreement, have previously been made available by Pinnacle to IFC.

          (b) Each Pinnacle Subsidiary (i) is duly organized and validly existing as a bank, savings and loan institution, corporation, partnership or limited liability company under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on Pinnacle, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

          (c) The minute books of Pinnacle accurately reflect in all material respects all corporate actions held or taken since
January 1, 1994 of its stockholders and Board of Directors
(including committees of the Board of Directors of Pinnacle).

     3.2  Capitalization.

          (a)  The authorized capital stock of Pinnacle consists of
(i) 15,000,000 shares of Pinnacle Common Stock, of which as of November 11, 1996, 5,976,548 shares were issued and outstanding and no shares were held in treasury. All of the issued and outstanding shares of Pinnacle Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of the Pinnacle Option Agreement and the Pinnacle Stock Plans, Pinnacle does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Pinnacle Common Stock or any other equity securities of Pinnacle or any securities representing the right to purchase or otherwise receive any shares of Pinnacle Common Stock or any other equity securities of Pinnacle. As of November 11, 1996, no shares of Pinnacle Common Stock were reserved for issuance, except for (i) 496,261 shares reserved for issuance upon the exercise of stock options pursuant to the Pinnacle Stock Plans. Since January 1, 1996, Pinnacle has not issued any shares of Pinnacle Common Stock or other equity securities of Pinnacle, or any securities convertible into or exercisable for any shares of Pinnacle Common Stock or other equity securities of Pinnacle, other than pursuant to the exercise of employee stock options granted
prior to such date.   The shares of Pinnacle Common Stock to be
issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

     (b) Pinnacle owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Pinnacle Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever ("Liens"), and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Pinnacle Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

     3.3  Authority; No Violation.

          (a) Pinnacle has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Pinnacle. The Board of Directors of Pinnacle has directed that this Agreement and the transactions contemplated hereby be submitted to Pinnacle's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Pinnacle Common Stock, no other corporate proceedings on the part of Pinnacle are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Pinnacle and (assuming due authorization, execution and delivery by IFC) constitutes a valid and binding obligation of Pinnacle, enforceable against Pinnacle in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement by Pinnacle nor the consummation by Pinnacle of the transactions contemplated hereby, nor compliance by Pinnacle with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of Pinnacle or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Pinnacle or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Pinnacle or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Pinnacle or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have or be reasonably likely to have a Material Adverse Effect on Pinnacle or the Surviving Corporation.

     3.4 Consents and Approvals. Except for (i) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHC Act and approval of such applications and notices, (ii) the filing of any required applications with the Office of Thrift Supervision (the "OTS"), (iii) the filing of any required applications or notices with any state or foreign agencies and approval of such applications and notices (the "State Approvals"), (iv) the filing with the Securities and Exchange Commission (the "SEC") of a joint proxy statement in definitive form relating to the meetings of Pinnacle's and IFC's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Joint Proxy Statement") and the registration statement on Form S-4 (the "S-4") in which the Joint Proxy Statement will be included as a prospectus, (v) the filing of Certificates of Merger with the appropriate authorities of the State of Michigan pursuant to the MBCA and with the appropriate officials of the State of Delaware pursuant to the DGCL, (vi) any notices to or filings with the Small Business Administration ("SBA"), (vii) any consent, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers or investment advisers, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization ("SRO"), and the rules of NASDAQ, or which are required under consumer finance, mortgage banking and other similar laws, (viii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Pinnacle Common Stock pursuant to this Agreement, and (ix) the approval of this Agreement by the requisite vote of the stockholders of Pinnacle and IFC, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (A) the execution and delivery by Pinnacle of this Agreement and (B) the consummation by Pinnacle of the Merger and the other transactions contemplated hereby.

     3.5 Reports. Pinnacle and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1994 with (i) the Federal Reserve Board, (ii) the Federal Deposit Insurance Corporation, (iii) any state regulatory authority (each a "State Regulator"), (iv) the Office of the Comptroller of the Currency (the "OCC"), (v) the OTS, (vi) the SEC and (vii) any SRO (collectively "Regulatory Agencies"), and all other reports and statements required to be filed by them since January 1, 1994, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on Pinnacle. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Pinnacle and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the best knowledge of Pinnacle, investigation into the business or operations of Pinnacle or any of its Subsidiaries since
January 1, 1994, except where such proceedings or investigation are not likely, either individually or in the aggregate, to have a Material Adverse Effect on Pinnacle. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Pinnacle or any of its Subsidiaries which, in the reasonable judgment of Pinnacle, is likely, either individually or in the aggregate, to have a Material Adverse Effect on Pinnacle.

     3.6 Financial Statements. Pinnacle has previously made available to IFC copies of (a) the consolidated balance sheets of Pinnacle and its Subsidiaries as of December 31, for the fiscal years 1994 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1993 through 1995, inclusive, as reported in Pinnacle's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent public accountants with respect to Pinnacle, and (b) the unaudited consolidated balance sheet of Pinnacle and its Subsidiaries as of June 30, 1996 and the related unaudited consolidated statements of income, cash flows and changes in stockholders' equity for the six-month period then ended as reported in Pinnacle's Quarterly Report on Form 10-Q for the period ended June 30, 1996 filed with the SEC under the Exchange Act (the "Pinnacle June 30, 1996 Form 10-Q"). The December 31, 1995 consolidated balance sheet of Pinnacle (including the related notes, where applicable) fairly presents the consolidated financial position of Pinnacle and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 3.6 (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of Pinnacle and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of Pinnacle and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

     3.7 Broker's Fees. Neither Pinnacle nor any Pinnacle Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement or the Option Agreements, other than The Chicago Corporation (a copy of which engagement agreement has been disclosed by Pinnacle to
IFC) whose fees, commissions and expenses shall be paid by Pinnacle.

     3.8  Absence of Certain Changes or Events.

          (a) Except as publicly disclosed in Pinnacle Reports (as defined in Section 3.12) filed prior to the date hereof, since December 31, 1995, (i) Pinnacle and its Subsidiaries taken as a whole have not incurred any material liability, except in the ordinary course of their business, and (ii) no event has occurred which has had, individually or in the aggregate, a Material Adverse Effect on Pinnacle or the Surviving Corporation.

          (b) Except as publicly disclosed in Pinnacle Reports filed prior to the date hereof, since December 31, 1995, Pinnacle and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary and usual course.

          (c) Since December 31, 1995, neither Pinnacle nor any of its Subsidiaries has (i) except for such actions as are in the ordinary course of business consistent with past practice or except as required by applicable law, (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1995, or (B) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses in excess of Pinnacle's 1995 salary and employee benefits expenses, or
(ii) suffered any strike, work stoppage, slowdown, or other labor disturbance which, in the reasonable judgment of Pinnacle, is likely, either individually or in the aggregate, to have a Material Adverse Effect on Pinnacle.

     3.9  Legal Proceedings.

          (a) Neither Pinnacle nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of Pinnacle's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Pinnacle or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the Pinnacle Option Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on Pinnacle.

          (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than those that apply to similarly situated bank holding companies, savings and loan holding companies banks, or savings institutions) imposed upon Pinnacle, any of its Subsidiaries or the assets of Pinnacle or any of its Subsidiaries which has had, or might reasonably be expected to have, a Material Adverse Effect on Pinnacle.

     3.10  Taxes and Tax Returns.

          (a) Each of Pinnacle and its Subsidiaries has duly filed all federal, state, county, foreign and, to the best of Pinnacle's knowledge, local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes (as defined in Section 3.10(b)) and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than (i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined, or (ii) information returns, tax returns, Taxes or other governmental charges the failure to file, pay or make provision for, either individually or in the aggregate, are not likely, in the reasonable judgment of Pinnacle, to have a Material Adverse Effect on Pinnacle. The income tax returns of Pinnacle and its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") and any liability with respect thereto has been satisfied for all years to and including 1993, and either no material deficiencies were asserted as a result of such examination for which Pinnacle does not have adequate reserves or all such deficiencies were satisfied. To the best of Pinnacle's knowledge, there are no material disputes pending, or claims asserted for, Taxes or assessments upon Pinnacle or any of its Subsidiaries for which Pinnacle does not have adequate reserves, nor has Pinnacle or any of its Subsidiaries given any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period. In addition, (A) proper and accurate amounts have been withheld by Pinnacle and its Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so would not have a Material Adverse Effect on Pinnacle, (B) federal, state, county and local returns which are accurate and complete in all material respects have been filed by Pinnacle and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so would not have a Material Adverse Effect on Pinnacle, (C) the amounts shown on such federal, state, local or county returns to be due and payable have been paid in full or adequate provision therefor has been included by Pinnacle in its consolidated financial statements as of December 31, 1995, except where failure to do so would not have a Material Adverse Effect on Pinnacle and
(D) there are no Tax liens upon any property or assets of Pinnacle or its Subsidiaries except liens for current taxes not yet due or liens that would not have a Material Adverse Effect on Pinnacle. Neither Pinnacle nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by Pinnacle or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which has had or is reasonably likely to have a Material Adverse Effect on Pinnacle. Except as set forth in the financial statements described in Section 3.6, neither Pinnacle nor any of its Subsidiaries has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code, which would be reasonably likely to have a Material Adverse Effect on Pinnacle.

          (b) As used in this Agreement, the term "Tax" or "Taxes" means all federal, state, county, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

          (c) Any amount that is reasonably likely to be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Pinnacle or any of its affiliates who is a "Disqualified Individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Pinnacle Benefit Plan (as defined in Section 3.11(a)) currently in effect should not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

          (d) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by Pinnacle or any Subsidiary of Pinnacle under any contract, plan, program, arrangement or understanding would be reasonably likely to have a Material Adverse Effect on Pinnacle.

     3.11  Employees.

          (a) The Pinnacle Disclosure Schedule sets forth a true and complete list of each material employee benefit plan, arrangement or agreement that is maintained as of the date of this Agreement (the "Pinnacle Benefit Plans") by Pinnacle or any of its Subsidiaries or by any affiliated trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with Pinnacle would be deemed a "single employer" within the meaning of
Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          (b) Pinnacle has heretofore delivered to IFC true and complete copies of each of the Pinnacle Benefit Plans and certain related documents, including, but not limited to, (i) the actuarial report for such Pinnacle Benefit Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the IRS (if applicable) for such Plan.

          (c) (i) Each of the Pinnacle Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the Pinnacle Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, (iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, (iv) no Pinnacle Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of Pinnacle, its Subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of Pinnacle, its Subsidiaries or the ERISA Affiliates or (D) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no material liability under Title IV of ERISA has been incurred by Pinnacle, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Pinnacle, its Subsidiaries or any ERISA Affiliate of incurring a material liability thereunder, (vi) no Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) all contributions or other amounts payable by Pinnacle or its Subsidiaries as of the Effective Time with respect to each Pinnacle Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) neither Pinnacle, its Subsidiaries nor any ERISA Affiliate has engaged in a transaction in connection with which Pinnacle, its Subsidiaries or any ERISA Affiliate reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) to the best knowledge of Pinnacle there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Pinnacle Benefit Plans or any trusts related thereto which are, in the reasonable judgment of Pinnacle, likely, either individually or in the aggregate, to have a Material Adverse Effect on Pinnacle.

          (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of Pinnacle or any of its affiliates from Pinnacle or any of its affiliates under any Pinnacle Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Pinnacle Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

     3.12 SEC Reports. Pinnacle has previously made available to IFC an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1994 by Pinnacle with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act (the "Pinnacle Reports") and prior to the date hereof and (b) communication mailed by Pinnacle to its stockholders since January 1, 1994 and prior to the date hereof, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Since
January 1, 1994, Pinnacle has timely filed all Pinnacle Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Pinnacle Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

     3.13 Compliance with Applicable Law. Pinnacle and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Pinnacle or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on Pinnacle.

     3.14  Certain Contracts.

          (a) Neither Pinnacle nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice, (ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from IFC, Pinnacle, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Pinnacle Reports, (iv) which materially restricts the conduct of any line of business by Pinnacle, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Pinnacle has previously made available to IFC true and correct copies of all employment and deferred compensation agreements which are in writing and to which Pinnacle is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a), whether or not set forth in the Pinnacle Disclosure Schedule, is referred to herein as a "Pinnacle Contract", and neither Pinnacle nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which, individually or in the aggregate, would have a Material Adverse Effect on Pinnacle.

          (b) (i) Each Pinnacle Contract is valid and binding on Pinnacle or any of its Subsidiaries, as applicable, and in full force and effect, (ii) Pinnacle and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Pinnacle Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on Pinnacle, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of Pinnacle or any of its Subsidiaries under any such Pinnacle Contract, except where such default, individually or in the aggregate, would not have a Material Adverse Effect on Pinnacle.

     3.15 Agreements with Regulatory Agencies. Neither Pinnacle nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1994, a recipient of any supervisory letter from, or since January 1, 1994, has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the Pinnacle Disclosure Schedule, a "Pinnacle Regulatory Agreement"), nor has Pinnacle or any of its Subsidiaries been advised since January 1, 1994, by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement.

     3.16  Other Activities of Pinnacle and its Subsidiaries.

          (a) Neither Pinnacle nor any of its Subsidiaries that is neither a bank, a bank operating subsidiary or a bank service corporation, directly or indirectly, engages in any activity prohibited by the Federal Reserve Board or the OTS. Without limiting the generality of the foregoing, any equity investment of Pinnacle and each Subsidiary that is not a bank, a bank operating subsidiary or a bank service corporation is not prohibited by the Federal Reserve Board or the OTS.

          (b) To Pinnacle's knowledge, each Pinnacle Subsidiary which is a federally insured bank or savings institution (a

"Pinnacle Bank Subsidiary") currently performs all personal trust, corporate trust and other fiduciary activities ("Trust Activities") with requisite authority under applicable law of Governmental Entities and in accordance in all material respects with the agreed-upon terms of the agreements and instruments governing such Trust Activities, sound fiduciary principles and applicable law and regulation (specifically including, but not limited to, Section 9 of Title 12 of the Code of Federal Regulations); there is no investigation or inquiry by any Governmental Entity pending, or to the knowledge of Pinnacle, threatened, against or affecting Pinnacle, or any Significant Subsidiary thereof relating to the compliance by Pinnacle or any such Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X of the SEC) with sound fiduciary principles and applicable regulations; and except where any such failure would not have a Material Adverse Effect on Pinnacle, each employee of a Pinnacle Bank Subsidiary had the authority to act in the capacity in which he or she acted with respect to Trust Activities, in each case, in which such employee held himself or herself out as a representative of a Pinnacle Bank Subsidiary; and each Pinnacle Bank Subsidiary has established policies and procedures for the purpose of complying with applicable laws of Governmental Entities relating to Trust Activities, has followed such policies and procedures in all material respects and has performed appropriate internal audit reviews of, and has engaged independent accountants to perform audits of, Trust Activities, which audits since January 1, 1994 have disclosed no material violations of applicable laws of Governmental Entities or such policies and procedures.

     3.17 Investment Securities. Each of Pinnacle and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of Pinnacle or any of its Subsidiaries. Such securities are valued on the books of Pinnacle in accordance with GAAP.

     3.18 Interest Rate Risk Management Instruments. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of Pinnacle or for the account of a customer of Pinnacle or one of its Subsidiaries, were entered into in the ordinary course of business and, to Pinnacle's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Pinnacle or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. Pinnacle and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to Pinnacle's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     3.19 Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of Pinnacle included in the Pinnacle June 30, 1996 Form 10-Q and for liabilities incurred in the ordinary course of business consistent with past practice since June 30, 1996, neither Pinnacle nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on Pinnacle.

     3.20 Environmental Liability. Except as set forth in the Pinnacle Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on Pinnacle or any of the Pinnacle Subsidiaries of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), pending or threatened against Pinnacle or any of the Pinnacle Subsidiaries, which liability or obligation could reasonably be expected to have a Material Adverse Effect on Pinnacle. To the knowledge of Pinnacle, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on Pinnacle. Neither Pinnacle nor any of the Pinnacle Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on Pinnacle.

     3.21 State Takeover Laws. The Board of Directors of Pinnacle has approved the transactions contemplated by this Agreement and the Option Agreements and taken such action such that the provisions of Chapter 7A of the MBCA and any other provisions of any state or local "takeover" law applicable to Pinnacle will not apply to this Agreement or the Option Agreements or any of the transactions contemplated hereby or thereby.

     3.22 Pooling of Interests. Pinnacle has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

                           ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF IFC
              -------------------------------------

     Except as disclosed in the IFC disclosure schedule delivered to Pinnacle concurrently herewith (the "IFC Disclosure Schedule")
IFC hereby represents and warrants to Pinnacle as follows:

     4.1  Corporate Organization.

          (a) IFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. IFC has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on IFC. IFC is duly registered as a savings and loan holding company under the HOLA. True and complete copies of the Certificate of Incorporation and Bylaws of IFC, as in effect as of the date of this Agreement, have previously been made available by IFC to Pinnacle.

          (b) Each IFC Subsidiary (i) is duly organized and validly existing as a bank, savings and loan institution, corporation, partnership or limited liability company under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on IFC, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

          (c) The minute books of IFC accurately reflect in all material respects all corporate actions held or taken since
January 1, 1994 of its stockholders and Board of Directors
(including committees of the Board of Directors of IFC).

     4.2  Capitalization.

          (a) The authorized capital stock of IFC consists of (i) 5,000,000 shares of serial preferred stock, par value $0.01 per share, none of which as of November 11, 1996 were issued or outstanding; and (ii) 10,000,000 shares of IFC Common Stock, of which as of November 11, 1996, 4,751,131 shares were issued and outstanding and 1,110,000 shares were held in treasury. All of the issued and outstanding shares of IFC Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of the IFC Option Agreement (as hereinafter defined), the IFC Rights Agreement and the IFC Stock Plans, IFC does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of IFC Common Stock or any other equity securities of IFC or any securities representing the right to purchase or otherwise receive any shares of IFC Common Stock or any other equity securities of IFC. As of November 11, 1996, no shares of IFC Common Stock were reserved for issuance, except for (i) 253,089 shares reserved for issuance upon the exercise of stock options pursuant to the IFC Stock Plans, and (ii) shares reserved for issuance pursuant to the IFC Rights Agreement. Since January 1, 1996, IFC has not issued any shares of IFC Common Stock or other equity securities of IFC, or any securities convertible into or exercisable for any shares of IFC Common Stock or other equity securities of IFC, other than pursuant to the exercise of employee stock options granted prior to such date.

     (b) As of November 11, 1996, there are issued and outstanding up to 4,751,131 rights in respect of shares of IFC Common Stock (the "IFC Rights"), subject to terms and conditions of the Stockholder Protection Rights Agreement dated as of February 26, 1992, as amended by the Amendment to Stockholder Protection Rights Agreement dated as of November 14, 1996 (the "IFC Rights Agreement"), between IFC and Harris Trust and Savings Bank, as Rights Agent. As of the date of this Agreement, the Separation Time (as defined in the IFC Rights Agreement) has not occurred, the Amendment to Stockholder Protection Rights Agreement dated as of November 14, 1996, has been entered into and is effective and in full force and effect, the entering into of this Agreement and/or the IFC Stock Option Agreement and/or the consummation of the transactions contemplated hereby and/or thereby have been exempted from the application of the IFC Rights Agreement and do not and will not cause a Separation Time to occur, and all IFC Rights are redeemable by IFC at a cost to IFC of not more than $0.01 per each of the shares of IFC Common Stock issued and outstanding.

     (c) IFC owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the IFC Subsidiaries, free and clear of any Liens, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No IFC Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

     4.3  Authority; No Violation.

          (a) IFC has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of IFC. The Board of Directors of IFC has directed that this Agreement and the transactions contemplated hereby be submitted to IFC's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of IFC Common Stock, no other corporate proceedings on the part of IFC are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by IFC and (assuming due authorization, execution and delivery by Pinnacle) constitutes a valid and binding obligation of IFC, enforceable against IFC in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement by IFC nor the consummation by IFC of the transactions contemplated hereby, nor compliance by IFC with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of IFC or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to IFC or any of its Subsidiaries or any of their respective properties or assets, or
(y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of IFC or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which IFC or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have or be reasonably likely to have a Material Adverse Effect on IFC or the Surviving Corporation; provided, however, that prior to the date hereof, IFC has secured a waiver of Harris Trust and Savings Bank under the loan, security agreement and guaranty for the benefit of the IFC Employee Stock Ownership Plan ("ESOP") so that this Agreement and the Merger shall not cause any breach, default or acceleration under said IFC ESOP loan arrangement.

     4.4 Consents and Approvals. Except for (i) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications and notices, (ii) the filing of any required applications with the OTS,
(iii) the filing of any required applications or notices for, and the receipt of, the State Approvals, (iv) the filing with the SEC of the Joint Proxy Statement and the S-4 in which the Joint Proxy Statement will be included as a prospectus, (v) the filing of Certificates of Merger with the appropriate authorities of the State of Michigan pursuant to the MBCA and with the appropriate officials of the State of Delaware pursuant to the DGCL, (vi) any notices to or filings with the SBA, (vii) any consent, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers or investment advisers, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry SRO, and the rules of NASDAQ, or which are required under consumer finance, mortgage banking and other similar laws, (viii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Pinnacle Common Stock pursuant to this Agreement, and (ix) the approval of this Agreement by the requisite vote of the stockholders of Pinnacle and IFC, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (A) the execution and delivery by IFC of this Agreement and (B) the consummation by IFC of the Merger and the other transactions contemplated hereby.

     4.5 Reports. IFC and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1994 with any of the Regulatory Agencies, and all other reports and statements required to be filed by them since January 1, 1994, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on IFC. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of IFC and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the best knowledge of IFC, investigation into the business or operations of IFC or any of its Subsidiaries since January 1, 1994, except where such proceedings or investigation are not likely, either individually or in the aggregate, to have a Material Adverse Effect on IFC. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of IFC or any of its Subsidiaries which, in the reasonable judgment of IFC, is likely, either individually or in the aggregate, to have a Material Adverse Effect on IFC.

     4.6 Financial Statements. IFC has previously made available to Pinnacle copies of (a) the consolidated balance sheets of IFC and its Subsidiaries as of December 31, for the fiscal years 1994 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1993 through 1995, inclusive, as reported in IFC's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of Ernst & Young LLP, independent public accountants with respect to IFC, and (b) the unaudited consolidated balance sheet of IFC and its Subsidiaries as of June 30, 1996 and the related unaudited consolidated statements of income and cash flows for the six-month period then ended as reported in IFC's Quarterly Report on Form 10-Q for the period ended June 30, 1996 filed with the SEC under the Exchange Act (the "IFC June 30, 1996 Form 10-Q"). The December 31, 1995 consolidated balance sheet of IFC (including the related notes, where applicable) fairly presents the consolidated financial position of IFC and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.6 (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of IFC and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of IFC and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

     4.7 Broker's Fees. Neither IFC nor any IFC Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement or the Option Agreements, other than Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") (a copy of which engagement agreement has been disclosed by IFC to Pinnacle) whose fees, commissions and expenses shall be paid by IFC.

     4.8  Absence of Certain Changes or Events.

          (a) Except as publicly disclosed in IFC Reports (as defined in Section 4.12) filed prior to the date hereof, since December 31, 1995, (i) IFC and its Subsidiaries taken as a whole have not incurred any material liability, except in the ordinary course of their business, and (ii) no event has occurred which has had, individually or in the aggregate, a Material Adverse Effect on IFC or the Surviving Corporation.

          (b) Except as publicly disclosed in IFC Reports filed prior to the date hereof, since December 31, 1995, IFC and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary and usual course.

          (c) Since December 31, 1995, neither IFC nor any of its Subsidiaries has (i) except for such actions as are in the ordinary course of business consistent with past practice or except as required by applicable law, (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1995, or (B) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses in excess of IFC's 1995 salary and employee benefits expenses, or (ii) suffered any strike, work stoppage, slowdown, or other labor disturbance which, in the reasonable judgment of IFC, is likely, either individually or in the aggregate, to have a Material Adverse Effect on IFC.

     4.9  Legal Proceedings.

          (a) Neither IFC nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of IFC's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against IFC or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the IFC Option Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on IFC.

          (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than those that apply to similarly situated bank holding companies, savings and loan holding companies banks, or savings institutions) imposed upon IFC, any of its Subsidiaries or the assets of IFC or any of its Subsidiaries which has had, or might reasonably be expected to have, a Material Adverse Effect on IFC.

     4.10  Taxes and Tax Returns.

          (a) Each of IFC and its Subsidiaries has duly filed all federal, state, county, foreign and, to the best of IFC's knowledge, local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than (i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined, or (ii) information returns, tax returns, Taxes or other governmental charges the failure to file, pay or make provision for, either individually or in the aggregate, are not likely, in the reasonable judgment of IFC, to have a Material Adverse Effect on IFC. The income tax returns of IFC and its Subsidiaries have been examined by the IRS and any liability with respect thereto has been satisfied for all years to and including 1993, and either no material deficiencies were asserted as a result of such examination for which IFC does not have adequate reserves or all such deficiencies were satisfied. To the best of IFC's knowledge, there are no material disputes pending, or claims asserted for, Taxes or assessments upon IFC or any of its Subsidiaries for which IFC does not have adequate reserves, nor has IFC or any of its Subsidiaries given any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period. In addition, (A) proper and accurate amounts have been withheld by IFC and its Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so would not have a Material Adverse Effect on IFC, (B) federal, state, county and local returns which are accurate and complete in all material respects have been filed by IFC and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so would not have a Material Adverse Effect on IFC,
(C) the amounts shown on such federal, state, local or county returns to be due and payable have been paid in full or adequate provision therefor has been included by IFC in its consolidated financial statements as of December 31, 1995, except where failure to do so would not have a Material Adverse Effect on IFC and (D) there are no Tax liens upon any property or assets of IFC or its Subsidiaries except liens for current taxes not yet due or liens that would not have a Material Adverse Effect on IFC. Neither IFC nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by IFC or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which has had or is reasonably likely to have a Material Adverse Effect on IFC. Except as set forth in the financial statements described in Section 4.6, neither IFC nor any of its Subsidiaries has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code, which would be reasonably likely to have a Material Adverse Effect on IFC.

          (b) Any amount that is reasonably likely to be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of IFC or any of its affiliates who is a "Disqualified Individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or IFC Benefit Plan (as defined in Section 4.11(a)) currently in effect should not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

          (c) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by IFC or any Subsidiary of IFC under any contract, plan, program, arrangement or understanding would be reasonably likely to have a Material Adverse Effect on IFC.

     4.11  Employees.

          (a) The IFC Disclosure Schedule sets forth a true and complete list of each material employee benefit plan, arrangement or agreement that is maintained as of the date of this Agreement (the "IFC Benefit Plans") by IFC or any of its Subsidiaries or by any ERISA Affiliate, all of which together with IFC would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

          (b) IFC has heretofore delivered to Pinnacle true and complete copies of each of the IFC Benefit Plans and certain related documents, including, but not limited to, (i) the actuarial report for such IFC Benefit Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the IRS (if applicable) for such Plan.

          (c) (i) Each of the IFC Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code,
(ii) each of the IFC Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified,
(iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, (iv) no IFC Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of IFC, its Subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of IFC, its Subsidiaries or the ERISA Affiliates or (D) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no material liability under Title IV of ERISA has been incurred by IFC, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to IFC, its Subsidiaries or any ERISA Affiliate of incurring a material liability thereunder, (vi) no Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) all contributions or other amounts payable by IFC or its Subsidiaries as of the Effective Time with respect to each IFC Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and
Section 412 of the Code, (viii) neither IFC, its Subsidiaries nor any ERISA Affiliate has engaged in a transaction in connection with which IFC, its Subsidiaries or any ERISA Affiliate reasonably could be subject to either a material civil penalty assessed pursuant to
Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) to the best knowledge of IFC there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the IFC Benefit Plans or any trusts related thereto which are, in the reasonable judgment of IFC, likely, either individually or in the aggregate, to have a Material Adverse Effect on IFC.

          (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of IFC or any of its affiliates from IFC or any of its affiliates under any IFC Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any IFC Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

     4.12 SEC Reports. IFC has previously made available to Pinnacle an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1994 by IFC with the SEC pursuant to the Securities Act or the Exchange Act (the "IFC Reports") and prior to the date hereof and (b) communication mailed by IFC to its stockholders since January 1, 1994 and prior to the date hereof, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1994, IFC has timely filed all IFC Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all IFC Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

     4.13 Compliance with Applicable Law. IFC and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to IFC or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on IFC.

     4.14  Certain Contracts.

          (a) Neither IFC nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice, (ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from IFC, Pinnacle, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the IFC Reports, (iv) which materially restricts the conduct of any line of business by IFC, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. IFC has previously made available to Pinnacle true and correct copies of all employment and deferred compensation agreements which are in writing and to which IFC is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 4.14(a), whether or not set forth in the IFC Disclosure Schedule, is referred to herein as an "IFC Contract", and neither IFC nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which, individually or in the aggregate, would have a Material Adverse Effect on IFC.

          (b) (i) Each IFC Contract is valid and binding on IFC or any of its Subsidiaries, as applicable, and in full force and effect, (ii) IFC and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each IFC Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse

Effect on IFC, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of IFC or any of its Subsidiaries under any such IFC Contract, except where such default, individually or in the aggregate, would not have a Material Adverse Effect on IFC.

     4.15 Agreements with Regulatory Agencies. Neither IFC nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1994, a recipient of any supervisory letter from, or since January 1, 1994, has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the IFC Disclosure Schedule, an "IFC Regulatory Agreement"), nor has IFC or any of its Subsidiaries been advised since January 1, 1994, by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement.

     4.16  Other Activities of IFC and its Subsidiaries.

          (a) Neither IFC nor any of its Subsidiaries that is neither a bank, a bank operating subsidiary or a bank service corporation, directly or indirectly, engages in any activity prohibited by the Federal Reserve Board or the OTS. Without limiting the generality of the foregoing, any equity investment of IFC and each Subsidiary that is not a bank, a bank operating subsidiary or a bank service corporation is not prohibited by the Federal Reserve Board or the OTS.

          (b) To IFC's knowledge, each IFC Subsidiary which is a federally insured bank or savings institution (an "IFC Bank Subsidiary") currently performs all Trust Activities with requisite authority under applicable law of Governmental Entities and in accordance in all material respects with the agreed-upon terms of the agreements and instruments governing such Trust Activities, sound fiduciary principles and applicable law and regulation (specifically including, but not limited to, Section 9 of Title 12 of the Code of Federal Regulations); there is no investigation or inquiry by any Governmental Entity pending, or to the knowledge of IFC, threatened, against or affecting IFC, or any Significant Subsidiary thereof relating to the compliance by IFC or any such Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X of the SEC) with sound fiduciary principles and applicable regulations; and except where any such failure would not have a Material Adverse Effect on IFC, each employee of a IFC Bank Subsidiary had the authority to act in the capacity in which he or she acted with respect to Trust Activities, in each case, in which such employee held himself or herself out as a representative of a IFC Bank Subsidiary; and each IFC Bank Subsidiary has established policies and procedures for the purpose of complying with applicable laws of Governmental Entities relating to Trust Activities, has followed such policies and procedures in all material respects and has performed appropriate internal audit reviews of, and has engaged independent accountants to perform audits of, Trust Activities, which audits since January 1, 1994 have disclosed no material violations of applicable laws of Governmental Entities or such policies and procedures.

     4.17 Investment Securities. Each of IFC and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of IFC or any of its Subsidiaries. Such securities are valued on the books of IFC in accordance with GAAP.

     4.18 Interest Rate Risk Management Instruments. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of IFC or for the account of a customer of IFC or one of its Subsidiaries, were entered into in the ordinary course of business and, to IFC's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of IFC or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. IFC and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to IFC's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     4.19 Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of IFC included in the IFC June 30, 1996 Form 10-Q and for liabilities incurred in the ordinary course of business consistent with past practice since June 30, 1996, neither IFC nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on IFC.

     4.20 Environmental Liability. Except as set forth in the IFC Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on IFC or any of the IFC Subsidiaries of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, CERCLA, pending or threatened against IFC or any of the IFC Subsidiaries, which liability or obligation could reasonably be expected to have a Material Adverse Effect on IFC. To the knowledge of IFC, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on IFC. Neither IFC nor any of the IFC Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on IFC.

     4.21 State Takeover Laws; Redemption of IFC Rights. The Board of Directors of IFC has approved the transactions contemplated by this Agreement and the Option Agreements and taken such action (i) such that the provisions of Section 9 of the Certificate of Incorporation of IFC pertaining to certain "Business Combinations" shall not be applicable to the transactions contemplated by this Agreement and the Option Agreements, and the provisions of Section 203 of the DGCL and any other provision of any state or local "takeover" law applicable to IFC will not apply to this Agreement or the Option Agreements or any of the transactions contemplated hereby or thereby, and (ii) to redeem the IFC Rights prior to the Effective Time at a cost to IFC of not more than $0.01 (the "Redemption Price") per each of the shares of IFC Common Stock issued and outstanding, such that all of said IFC Rights will have been extinguished, terminated and cancelled prior to the Effective Time, without any right of exercise, and shall only represent the right to receive the Redemption Price in cash from IFC or the Surviving Corporation following the Merger.

     4.22 Pooling of Interests. IFC has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.


                            ARTICLE V
            COVENANTS RELATING TO CONDUCT OF BUSINESS
            -----------------------------------------

     5.1  Conduct of Businesses Prior to the Effective Time.
During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement (including the Pinnacle Disclosure Schedule and the IFC Disclosure Schedule) or the Option Agreements, each of Pinnacle and IFC shall, and shall cause each of their respective Subsidiaries to, (a) conduct its business in the usual, regular and ordinary course consistent with past practice, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees and (c) take no action which would adversely affect or delay the ability of either Pinnacle or IFC to obtain any necessary approvals of any Regulatory Agency or other governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or the Option Agreements.

     5.2 Forbearances. During the period from the date of this Agreement to the Effective Time, except as set forth in the Pinnacle Disclosure Schedule or the IFC Disclosure Schedule, as the case may be, and, except as expressly contemplated or permitted by this Agreement or the Option Agreements, neither Pinnacle nor IFC shall, and neither Pinnacle nor IFC shall permit any of their respective Subsidiaries to, without the prior written consent of the other:

          (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of Pinnacle or any of its Subsidiaries to Pinnacle or any of its Subsidiaries, on the one hand, or of IFC or any of its Subsidiaries to IFC or any of its Subsidiaries, on the other hand), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, purchases of Federal funds, sales of certificates of deposit and entering into repurchase agreements);

          (b) (i) adjust, split, combine or reclassify any capital stock; (ii) make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except, (A) in the case of Pinnacle, for regular quarterly cash dividends on Pinnacle Common Stock at a rate not in excess of $0.25 per share of Pinnacle Common Stock, (B) in the case of IFC, for regular quarterly cash dividends on IFC Common Stock at a rate not in excess of $0.21 per share of IFC Common Stock, (C) for dividends paid by any of the Subsidiaries of each of Pinnacle and IFC to Pinnacle or IFC or any of their Subsidiaries, respectively, and (D) for dividends paid in the ordinary course of business by any subsidiaries (whether or not wholly owned) of each of Pinnacle and IFC), (iii) grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock (and no further or additional options to purchase stock shall be granted pursuant to the Pinnacle Stock Plans or the IFC Stock Plans, except as otherwise agreed in writing by Pinnacle and IFC) or (iv) issue any additional shares of capital stock except pursuant to (A) the exercise of stock options or warrants outstanding as of the date hereof, (B) the Option Agreements, or (C) as permitted unless clause (iii) above;

          (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement;

          (d) except for transactions in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a Subsidiary thereof;

          (e) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

          (f) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee other than in the ordinary course of business consistent with past practice or accelerate the vesting of any stock options or other stock-based compensation;

          (g) solicit, encourage or authorize or permit any individual, corporation or other entity to solicit from any third party any inquiries or proposals relating to the disposition of its business or assets, or the acquisition of its voting securities, or the merger or business combination of it or any of its Subsidiaries with any corporation or other entity other than as provided by this Agreement (and each party shall promptly notify the other of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters);

          (h) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice;

          (i) take any action that would prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; provided, however, that nothing contained herein shall limit the ability of Pinnacle or IFC to exercise its rights under the Pinnacle Option Agreement or the IFC Option Agreement, as the case may be;

          (j) amend its Certificate of Incorporation or Articles of Incorporation, as the case may be, or its Bylaws, except as contemplated by this Agreement;

          (k) other than in prior consultation with the other party to this Agreement, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

          (l) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law; or

          (m) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.2.


                           ARTICLE VI

                      ADDITIONAL AGREEMENTS
                      ---------------------

     6.1  Regulatory Matters.

          (a) Pinnacle and IFC shall promptly prepare and file with the SEC the Joint Proxy Statement and Pinnacle shall promptly prepare and file with the SEC the S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Pinnacle and IFC shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Pinnacle and IFC shall thereafter mail or deliver the Joint Proxy Statement to their respective stockholders. Pinnacle shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and IFC shall furnish all information concerning IFC and the holders of IFC Common Stock as may be reasonably requested in connection with any such action.

          (b) The parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement

(including, without limitation, the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. Pinnacle and IFC shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Pinnacle or IFC, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

          (c) Pinnacle and IFC shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Pinnacle, IFC or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

          (d) Pinnacle and IFC shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

     6.2  Access to Information.

          (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of Pinnacle and IFC shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of Pinnacle and IFC shall, and shall cause their respective Subsidiaries to, make available to the other party
(i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws, savings and loan or savings association laws (other than reports or documents which Pinnacle or IFC, as the case may be, is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither Pinnacle nor IFC nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Pinnacle's or IFC's, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

          (b)  Each of Pinnacle and IFC agrees to keep
confidential, and not divulge to any other party or person (other than employees of, and attorneys, accountants, financial advisors and other representatives for, any said party), all non-public documents, information, records and financial statements received from the other and, in addition, any and all reports, information and financial information obtained through audits or other reviews conducted pursuant to this Agreement (unless readily ascertainable from public or published information, or trade sources, or already known or subsequently developed by a party independently of any investigation or received from a third party not under an obligation to the other party to keep such information confidential), and to use the same only in connection with the transactions contemplated by this Agreement; and if the transactions contemplated hereby are not consummated for any reason, each party agrees to promptly return to the other party all written materials furnished by the other party, and all copies thereof, in connection with such investigation, and to destroy all documents and records in its possession containing extracts or summaries of any such non-public information.

          (c) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or conditions of the other set forth herein.

     6.3 Stockholders' Approvals. Each of Pinnacle and IFC shall call a meeting of its stockholders to be held as soon as reasonably practicable for the purpose of voting upon the requisite stockholder approvals required in connection with this Agreement and the Merger, and each shall use its best efforts to cause such meetings to occur on the same date. Pinnacle and IFC will, through their respective Boards of Directors, subject to their respective fiduciary obligations as determined by the respective Boards of Directors, recommend to their respective stockholders approval of this Agreement and the Merger.

     6.4 Legal Conditions to Merger. Each of Pinnacle and IFC shall, and shall cause its Subsidiaries to, use their best efforts
(a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Pinnacle or IFC or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

     6.5  Affiliates; Publication of Combined Financial Results.

          (a) Each of Pinnacle and IFC shall use its best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling of interests" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, and prior to the date of the stockholders' meetings called by Pinnacle and IFC to approve this Agreement, a written agreement, in the form of Exhibit D hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Pinnacle Common Stock or IFC Common Stock held by such "affiliate" and, in the case of the "affiliates" of IFC, the shares of Pinnacle Common Stock to be received by such "affiliate" in the
Merger: (i) in the case of shares of Pinnacle Common Stock to be received by "affiliates" of IFC in the Merger, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder; and (ii) except to the extent and under the conditions permitted therein, during the period commencing 30 days prior to the Merger and ending at the time of the publication of financial results covering at least 30 days of combined operations of Pinnacle and IFC.

          (b) The Surviving Corporation shall use its best efforts to publish as promptly as reasonably practical but in no event later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

     6.6 NASDAQ Listing. Pinnacle shall cause the shares of Pinnacle Common Stock to be issued in the Merger to be approved for trading and reporting on NASDAQ, National Market System, subject to official notice of issuance, prior to the Effective Time.

     6.7  Employee Benefit Plans.

          (a) From and after the Effective Time, unless otherwise mutually determined, the Pinnacle Benefit Plans and IFC Benefit Plans in effect as of the date of this Agreement shall remain in effect with respect to employees of Pinnacle or IFC (or their

Subsidiaries) covered by such plans at the Effective Time until such time as the Surviving Corporation shall, subject to applicable law, the terms of this Agreement and the terms of such plans, adopt new benefit plans with respect to employees of the Surviving Corporation and its Subsidiaries in substantial conformance with the Pinnacle Benefit Plans in effect as of the Effective Time, in replacement and substitution for the IFC Benefit Plans (including, without limitation, non-qualified stock option agreements, incentive stock option agreements, the IFC ESOP, deferred compensation plans and agreements, supplemental retirement income agreements, severance agreements, employment agreements and stock option and incentive plans benfitting current or former directors, officers or employees of IFC or its Subsidiaries, or their predecessors) which shall be cancelled, terminated or frozen to the extent permitted by applicable law (the "New Benefit Plans").
Prior to the Closing Date, Pinnacle and IFC shall cooperate in reviewing, evaluating and analyzing the Pinnacle Benefit Plans and IFC Benefit Plans with a view towards developing appropriate New Benefit Plans for the employees covered thereby subsequent to the Merger in substantial conformance with the Pinnacle Benefit Plans in effect as of the Effective Time, in replacement and substitution for the IFC Benefit Plans which shall be cancelled, terminated or frozen to the extent permitted by applicable law. It is the intention of Pinnacle and IFC to develop New Benefit Plans, effective as of the Effective Time, which, among other things, (i) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including, without limitation, duties, geographic location, tenure, qualifications and abilities, and (ii) do not discriminate between employees of the Surviving Corporation who were covered by Pinnacle Benefit Plans, on the one hand, and those covered by IFC Benefit Plans, on the other, prior to the Effective Time, but (iii) with the overall view that the IFC Benefit Plans would be cancelled, terminated or frozen, and replaced by the Pinnacle Benefit Plans for times following the Effective Time to the extent permitted by applicable law.

          (b) The foregoing notwithstanding, the Surviving Corporation agrees to honor in accordance with their terms all benefits vested as of the date hereof under the Pinnacle Benefit Plans or the IFC Benefit Plans or under other contracts, arrangements, commitments, or understandings described in the Pinnacle Disclosure Schedule and the IFC Disclosure Schedule.

          (c) Nothing in this Section 6.7 shall be interpreted as preventing the Surviving Corporation from amending, modifying or terminating any Pinnacle Benefit Plans, IFC Benefit Plans, or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

     6.8  Indemnification; Directors' and Officers' Insurance.

          (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of IFC or any of its Subsidiaries, including any entity specified in the IFC Disclosure Schedule (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of IFC, any of the IFC Subsidiaries or any entity specified in the IFC Disclosure Schedule, or any of their respective predecessors or (ii) this Agreement, the Option Agreements or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, Pinnacle shall indemnify and hold harmless, as and to the fullest extent permitted by law (and, as relates to acts or times prior to the Effective Time, to the fullest extent permitted by law pertaining to IFC or any of its Subsidiaries at such time, including the provisions of
Section 11 of IFC's Certificate of Incorporation), each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted of arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Pinnacle; provided, however, that (A) Pinnacle shall have the right to assume the defense thereof and upon such assumption Pinnacle shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Pinnacle elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Pinnacle and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Pinnacle, and Pinnacle shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (B) Pinnacle shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, unless an Indemnified Party shall have reasonably concluded, based on the advice of counsel, that in order to be adequately represented, separate counsel is necessary for such Indemnified Party, in which case, Pinnacle shall be obligated to pay for such separate counsel, (C) Pinnacle shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (D) Pinnacle shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 6.8, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Pinnacle thereof, provided that the failure to so notify shall not affect the obligations of Pinnacle under this Section 6.8 except to the extent such failure to notify materially prejudices Pinnacle. Pinnacle's obligations under this Section 6.8 continue in full force and effect for a period of six years from the Effective Time (or the period of the applicable statute of limitations, if longer); provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

          (b) Pinnacle shall use its best efforts to cause the individuals serving as officers and directors of IFC, its Subsidiaries or any entity specified in the IFC Disclosure Schedule immediately prior to the Effective Time to be covered for a period of six (6) years from the Effective Time (or the period of the applicable statute of limitations, if longer) by the directors' and officers' liability insurance policy maintained by IFC or any of the IFC Subsidiaries (provided that Pinnacle may substitute therefor policies of the same or substantially similar coverage and amounts containing terms and conditions which are not less advantageous in any material respect than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Pinnacle be required to expend more than 150% of the current amount expended by IFC or any of the IFC Subsidiaries (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto; and provided, further, that if Pinnacle is unable to maintain or obtain the insurance called for by this Section 6.8(b), Pinnacle shall use its best efforts to obtain as much comparable insurance as available for the Insurance Amount.

          (c) In the event Pinnacle or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Pinnacle assume the obligations set forth in this Section 6.8.

          (d) The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     6.9 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, without limitation, any merger between a Subsidiary of Pinnacle and a Subsidiary of IFC) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Pinnacle.

     6.10 Advice of Changes. Pinnacle and IFC shall promptly advise the other party of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

     6.11 Dividends. After the date of this Agreement, each of Pinnacle and IFC shall coordinate with the other the declaration of any dividends in respect of Pinnacle Common Stock and IFC Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Pinnacle Common Stock or IFC Common Stock shall not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of Pinnacle Common Stock and/or IFC Common Stock and any shares of Pinnacle Common Stock any such holder receives in exchange therefor in the Merger.

     6.12 Negotiations with Other Parties. So long as this Agreement remains in effect and no notice of termination has been given under this Agreement, neither Pinnacle, on the one hand, nor IFC, on the other hand, shall authorize or knowingly permit any of its representatives, directly or indirectly, to entertain, solicit or encourage negotiations with any person or entity or any group of persons or entities other than the other party to this Agreement or any of its affiliates (a "Potential Acquiror") concerning any "Acquisition Proposal" (as hereinafter defined) other than pursuant to this Agreement. The preceding sentence shall not be construed to prohibit the Board of Directors of Pinnacle, on the one hand, or IFC, on the other hand, from providing, or authorizing or permitting their respective representatives to provide, to any person making an unsolicited Acquisition Proposal, any information that is public or published information or readily ascertainable from such information, or from discussing and considering any such unsolicited Acquisition Proposal if it is advised in writing by legal counsel that such actions are advisable under applicable law in order to discharge their fiduciary duties to stockholders. As used in this Agreement, "Acquisition Proposal" means any
(i) proposal pursuant to which any corporation, partnership, person or other entity or group, other than Pinnacle or IFC, would acquire or participate in a merger or other business combination involving Pinnacle or any of the Pinnacle Bank Subsidiaries, on the one hand, or IFC or any of the IFC Bank Subsidiaries, on the other hand, directly or indirectly; (ii) proposal by which any corporation, partnership, person or other entity or group, other than Pinnacle or IFC, would acquire the right to vote 10% or more of the capital stock of Pinnacle or any of the Pinnacle Bank Subsidiaries, on the one hand, or IFC or any of the IFC Bank Subsidiaries, on the other hand, entitled to vote thereon for the election of directors;
(iii) acquisition of 10% or more of the assets of Pinnacle or any of the Pinnacle Bank Subsidiaries, on the one hand, or IFC or any of the IFC Bank Subsidiaries, on the other hand, other than in the ordinary course of business; or (iv) acquisition in excess of 10% of the outstanding capital stock of Pinnacle or any of the Pinnacle Bank Subsidiaries, on the one hand, or IFC or any of the IFC Bank Subsidiaries, on the other hand, other than as contemplated by this Agreement.


                           ARTICLE VII
                       CONDITIONS PRECEDENT
                       --------------------

     7.1  Conditions to Each Party's Obligation To Effect the
Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the respective requisite affirmative votes of the holders of Pinnacle Common Stock and IFC Common Stock entitled to vote thereon.

          (b) NASDAQ Listing. The shares of Pinnacle Common Stock which shall be issued to the stockholders of IFC upon consummation of the Merger shall have been authorized for trading and reporting on the NASDAQ, National Market System, subject to official notice of issuance.

          (c) Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

          (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any

Governmental Entity which prohibits, materially restricts or makes illegal consummation of the Merger.

          (f) Federal Tax Opinion. Pinnacle and IFC each shall have received an opinion of their respective tax counsel, addressed to Pinnacle or IFC, as the case may be, in form and substance reasonably satisfactory to Pinnacle and IFC, dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time:

          (i) The Merger will constitute a tax free reorganization under Section 368(a)(1)(A) of the Code and Pinnacle and IFC will each be a party to the reorganization;

         (ii) No gain or loss will be recognized by Pinnacle or IFC as a result of the Merger;

        (iii) No gain or loss will be recognized by the stockholders of IFC who exchange their IFC Common Stock solely for Pinnacle Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Pinnacle Common Stock);

         (iv) The tax basis of the Pinnacle Common Stock received by stockholders who exchange all of their IFC Common Stock solely for Pinnacle Common Stock in the Merger will be the same as the tax basis of the IFC Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and

          (v) The holding period of Pinnacle Common Stock received by stockholders of IFC in the Merger will include the period during which the shares of IFC Common Stock surrendered in exchange therefor were held; provided, such IFC Common Stock was held as a capital asset by the holder of such IFC Common Stock at the Effective Time. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Pinnacle, IFC and others.

     (g) Pooling of Interests. Pinnacle and IFC shall each have received a letter, effective as of the Effective Time, from their respective independent accountants addressed to Pinnacle or IFC, as the case may be, to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

     7.2 Conditions to Obligation of Pinnacle. The obligation of Pinnacle to effect the Merger is also subject to the satisfaction or waiver by Pinnacle at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of IFC set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except (i) to the extent such representations and warranties speak as of an earlier date and (ii) for any changes to the IFC Disclosure Schedule that are disclosed by IFC to Pinnacle in the form of an updated IFC disclosure schedule delivered to Pinnacle as of the Closing Date (the "Closing Date IFC Disclosure Schedule")) as of the Closing Date as though made on and as of the Closing Date. Pinnacle shall have received a certificate signed on behalf of IFC by the Chief Executive Officer and the Chief Financial Officer of IFC to the foregoing effect, and to which any Closing Date IFC Disclosure Schedule shall be appended.

          (b) Performance of Obligations of IFC. IFC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Pinnacle shall have received a certificate signed on behalf of IFC by the Chief Executive Officer and the Chief Financial Officer of IFC to such effect.

          (c) IFC Rights Redeemed. The IFC Rights shall have been redeemed at a cost to IFC of not more than $0.01 (the "Redemption Price") per each of the shares of the IFC Common Stock issued and outstanding, such that all of said IFC Rights have been extinguished, terminated and cancelled, without any right of exercise, and shall only represent the rights to receive the Redemption Price in cash from IFC or the Surviving Corporation following the Merger.

          (d) Comfort Letters. Pinnacle shall have received "comfort" letters from Ernst & Young, L.L.P., dated (x) the effective date of the S-4 and (y) not earlier than five (5) days preceding the Closing Date, in each case substantially to the effect that: (i) based upon a review (and audit of year-end statements) of IFC's consolidated financial statements dated as of December 31, 1995, June 30, 1996, each subsequent year-end and quarter-end and the most recent interim month-end consolidated financial statements of IFC available prior to the date of any said letter, nothing has come to their attention that has caused them to believe that any adjustments would be required to be made to restate said financial statements in a manner conforming to GAAP, other than such adjustments, if any, as are specifically noted and disclosed, none of which adjustments shall be materially adverse;
(ii) they are independent public accountants with respect to IFC and the IFC Subsidiaries within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder; (iii) in their opinion, the audited consolidated financial statements of IFC examined by them and included or incorporated by reference in the S-4 and the prospectus and reported therein by them, comply as to form in all material respects with the applicable accounting requirements of the Exchange Act, the Securities Act and the applicable published rules and regulations thereunder, as appropriate; (iv) on the basis of certain procedures and inquiries including a reading of the latest available unaudited interim consolidated financial statements of IFC, inquiries of officials of IFC responsible for financial and accounting matters, and a reading of the minutes of the Boards of Directors and stockholders of IFC and the IFC Subsidiaries (which procedures and inquiries do not constitute an examination made in accordance with generally accepted auditing standards and would not necessarily reveal material adverse changes in the consolidated financial position or results of operations of IFC), nothing came to their attention that caused them to believe that (A) the unaudited consolidated financial statements of IFC included or incorporated by reference in the S-4 and the prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the Securities Act, as appropriate, or that the unaudited consolidated financial statements are not in conformity with GAAP applied on a basis consistent with that of the audited consolidated financial statements or that as of the most recent month-end preceding the Closing Date there has been any material change in the capital stock of IFC, except as a result of the exercise of employee stock options granted prior to June 30, 1996, or the IFC Subsidiaries or any increase in consolidated long-term debt of IFC or the IFC Subsidiaries or any reduction in consolidated stockholders' equity as compared with the amounts of those items set out in the audited consolidated statement of condition at December 31, 1995 and with any subsequent unaudited consolidated statement of condition included or incorporated by reference in the S-4 and the prospectus, except for changes and the amount of such reduction, if any, derived from IFC's accounts and records, which are described in such letter or are set forth in the S-4 and the prospectus, or
(B) since December 31, 1995 any dividends were paid on the IFC Common Stock except as described in such letter; and (v) in addition to the limited procedures referred to in clause (iv) above, they have carried out certain specified procedures with respect to certain accounts or percentages and financial information which appear in the S-4 and the prospectus and which have been reasonably specified by Pinnacle, as described in such letter.

          (e) Legal Opinion. IFC shall have delivered to Pinnacle an opinion, dated the Closing Date, of counsel for IFC, satisfactory to Pinnacle and its counsel, to the effect set forth on Exhibit E. Such opinion shall also cover such other matters incident to the transactions herein contemplated as Pinnacle and its counsel may reasonably request. In rendering their opinion, counsel to IFC may rely on certificates of officers of IFC, opinions of other counsel, the authenticity of all signatures on documents believed to be genuine and such other evidence as they may deem necessary or desirable.

          (f) Fairness Opinion. Pinnacle shall have received the favorable opinion from The Chicago Corporation in connection with the deliberations of its Board of Directors approving this Agreement and the Option Agreements and confirmed at or about the time the S-4 is declared effective and the Joint Proxy Statement is distributed that consummation of the Merger transaction contemplated by this Agreement upon the terms and conditions provided in this Agreement is fair to the stockholders of Pinnacle from a financial point of view.

          (g) No Material Adverse Change. No event or circumstance shall have occurred which has, or is likely to have, a Materially Adverse Effect on IFC or upon the right of IFC or any of the IFC Subsidiaries to conduct their businesses as presently conducted.

     7.3 Conditions to Obligation of IFC. The obligation of IFC to effect the Merger is also subject to the satisfaction or waiver by IFC at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Pinnacle set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except (i) to the extent such representations and warranties speak as of an earlier date and (ii) for any changes to the Pinnacle Disclosure Schedule that are disclosed by Pinnacle to IFC in the form of an updated Pinnacle disclosure schedule delivered to IFC as of the Closing Date (the "Closing Date Pinnacle Disclosure Schedule")) as of the Closing Date as though made on and as of the Closing Date. IFC shall have received a certificate signed on behalf of Pinnacle by the Chief Executive Officer and the Chief Financial Officer of Pinnacle to the foregoing effect, and to which any Closing Date Pinnacle Disclosure Schedule shall be appended.

          (b) Performance of Obligations of Pinnacle. Pinnacle shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and IFC shall have received a certificate signed on behalf of Pinnacle by the Chief Executive Officer and the Chief Financial Officer of Pinnacle to such effect.

          (c) Comfort Letters. IFC shall have received "comfort" letters from KPMG Peat Marwick, L.L.P., dated (x) the effective date of the S-4 and (y) not earlier than five (5) days preceding the Closing Date, in each case substantially to the effect that:
(i) based upon a review (and audit of year-end statements) of Pinnacle's consolidated financial statements dated as of December 31, 1995, June 30, 1996, each subsequent year-end and quarter-end and the most recent interim month-end consolidated financial statements of Pinnacle available prior to the date of any said letter, nothing has come to their attention that has caused them to believe that any adjustments would be required to be made to restate said financial statements in a manner conforming to GAAP, other than such adjustments, if any, as are specifically noted and disclosed, none of which adjustments shall be materially adverse; (ii) they are independent public accountants with respect to Pinnacle and the Pinnacle Subsidiaries within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder; (iii) in their opinion, the audited consolidated financial statements of Pinnacle examined by them and included or incorporated by reference in the S-4 and the prospectus and reported therein by them, comply as to form in all material respects with the applicable accounting requirements of the Exchange Act, the Securities Act and the applicable published rules and regulations thereunder, as appropriate; (iv) on the basis of certain procedures and inquiries including a reading of the latest available unaudited interim consolidated financial statements of Pinnacle, inquiries of officials of Pinnacle responsible for financial and accounting matters, and a reading of the minutes of the Boards of Directors and stockholders of Pinnacle and the Pinnacle Subsidiaries (which procedures and inquiries do not constitute an examination made in accordance with generally accepted auditing standards and would not necessarily reveal material adverse changes in the consolidated financial position or results of operations of Pinnacle), nothing came to their attention that caused them to believe that (A) the unaudited consolidated financial statements of Pinnacle included or incorporated by reference in the S-4 and the prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the Securities Act, as appropriate, or that the unaudited consolidated financial statements are not in conformity with GAAP applied on a basis consistent with that of the audited consolidated financial statements or that as of the most recent month-end preceding the Closing Date there has been any material change in the capital stock of Pinnacle, except as a result of the exercise of employee stock options granted prior to June 30, 1996, or the Pinnacle Subsidiaries or any increase in consolidated long-term debt of Pinnacle or the Pinnacle Subsidiaries or any reduction in consolidated stockholders' equity as compared with the amounts of those items set out in the audited consolidated statement of condition at December 31, 1995 and with any subsequent unaudited consolidated statement of condition included or incorporated by reference in the S-4 and the prospectus, except for changes and the amount of such reduction, if any, derived from Pinnacle's accounts and records, which are described in such letter or are set forth in the S-4 and the prospectus, or (B) since December 31, 1995 any dividends were paid on the Pinnacle Common Stock except as described in such letter; and (v) in addition to the limited procedures referred to in clause
(iv) above, they have carried out certain specified procedures with respect to certain accounts or percentages and financial information which appear in the S-4 and the prospectus and which have been reasonably specified by IFC, as described in such letter.

          (d) Legal Opinion. Pinnacle shall have delivered to IFC an opinion, dated the Closing Date, of counsel for Pinnacle, satisfactory to IFC and its counsel, to the effect set forth on Exhibit F. Such opinion shall also cover such other matters incident to the transactions herein contemplated as IFC and its counsel may reasonably request. In rendering their opinion, counsel to Pinnacle may rely on certificates of officers of Pinnacle, opinions of other counsel, the authenticity of all signatures on documents believed to be genuine and such other evidence as they may deem necessary or desirable.

          (e) Fairness Opinion. IFC shall have received the favorable opinion from Sandler O'Neill in connection with the deliberations of its Board of Directors approving this Agreement and the Option Agreements and confirmed at or about the time the S-4 is declared effective and the Joint Proxy Statement is distributed that consummation of the Merger transaction contemplated by this Agreement upon the terms and conditions provided in this Agreement is fair to the stockholders of IFC from a financial point of view.

          (f) No Material Adverse Change. No event or circumstance shall have occurred which has, or is likely to have, a Materially Adverse Effect on Pinnacle or upon the right of Pinnacle or any of the Pinnacle Subsidiaries to conduct their businesses as presently conducted.


                          ARTICLE VIII
                    TERMINATION AND AMENDMENT
                    -------------------------

     8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Pinnacle or IFC:

          (a) by mutual consent of Pinnacle and IFC in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

          (b) by either the Board of Directors of Pinnacle or the Board of Directors of IFC if any Governmental Entity which must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

          (c) by either the Board of Directors of Pinnacle or the Board of Directors of IFC if the Merger shall not have been consummated on or before the first anniversary of the date of this Agreement, unless the failure of the Closing (as defined in Section 9.1) to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

          (d) by either the Board of Directors of Pinnacle or the Board of Directors of IFC (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within forty-five (45) days following written notice to the party committing such breach, or which breach, by its nature or timing, cannot be cured prior to the Closing Date;

          (e) by either Pinnacle or IFC if any approval of the stockholders of Pinnacle or IFC required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment or postponement thereof;

          (f) by either Pinnacle or IFC if any of the conditions specified by Article VII to the obligation of the terminating party have not been satisfied on the Closing Date; or

          (g) by Pinnacle if the Closing Date IFC Disclosure Schedule discloses any change from the IFC Disclosure Schedule which has, or is likely to have, a Material Adverse Effect on IFC or any of the IFC Subsidiaries; or by IFC if the Closing Date Pinnacle Disclosure Schedule discloses any change from the Pinnacle Disclosure Schedule which has, or is likely to have, a Material Adverse Effect on Pinnacle or any of the Pinnacle Subsidiaries.

     8.2 Effect of Termination. In the event of termination of this Agreement by either Pinnacle or IFC as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Pinnacle, IFC, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 6.2(b), 8.2, 9.2 and 9.3, shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Pinnacle nor IFC shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

     8.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Pinnacle or IFC; provided, however, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of Pinnacle or IFC, there may not be, without further approval of such stockholders, any amendment of this Agreement which changes the amount or the form of the consideration to be delivered to the holders of IFC Common Stock hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed,
(a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of Pinnacle or IFC, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of IFC Common Stock hereunder other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                           ARTICLE IX
                       GENERAL PROVISIONS
                       ------------------

     9.1 Closing. Subject to the terms and conditions of this Agreement and the Option Agreements, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date and at a place to be specified by the parties, which shall be no later than five
(5) business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof, unless extended by mutual agreement of the parties (the "Closing Date").

     9.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than pursuant to the Option Agreements, which shall terminate in accordance with their terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

     9.3 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, however, that the costs and expenses of printing and mailing the Joint Proxy Statement, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne equally by Pinnacle and IFC.

     9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to Pinnacle to:

          Pinnacle Financial Services, Inc.
          830 Pleasant Street
          St. Joseph, Michigan  49085
          Attention:  Richard L. Schanze, Chairman and CEO
          Fax:  (616) 853-5567

     with copies to:

          Miller, Canfield, Paddock and Stone, P.L.C.
          1400 N. Woodward Ave., Suite 100
          Bloomfield Hills, Michigan  48304
          Attention:  J. Kevin Trimmer, Esq.
          Fax:  (810) 258-3036

and

     (b)  if to IFC, to:

          Indiana Federal Corporation
          56 Washington Street
          Valparaiso, Indiana  46383
          Attention:  Donald A. Lesch, Chairman and CEO
          Fax:  (219) 464-2041

     with copies to:

          Silver, Freedman & Taff, L.L.P.
          1100 New York Avenue, N.W.
          Washington, D.C.  20005-3934
          Attention:  James S. Fleischer Esq.
          Fax:  (202) 682-0354



     9.5 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No provision of this Agreement shall be construed to require Pinnacle, IFC or any of their respective

Subsidiaries or affiliates to take any action which would violate any applicable law, rule or regulation.

     9.6 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.7 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Option
Agreements and the Confidentiality Agreement.

     9.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

     9.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     9.10 Publicity. Except as otherwise required by applicable law or the rules of NASDAQ, neither Pinnacle nor IFC shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

     9.11 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.8, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     IN WITNESS WHEREOF, Pinnacle and IFC have caused this
Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                              PINNACLE FINANCIAL SERVICES, INC.


                              By: /s/Richard L. Schanze
                                  -------------------------------
                                   Richard L. Schanze
                                   Chairman and
                                    Chief Executive Officer


                              INDIANA FEDERAL CORPORATION


                              By: /s/Donald A. Lesch
                                  -------------------------------
                                   Donald A. Lesch
                                   Chairman and
                                    Chief Executive Officer

                       SCHEDULE OF EXHIBITS
                       --------------------

Exhibit A   -    Pinnacle Option Agreement
Exhibit B   -    IFC Option Agreement
Exhibit C   -    Bank Merger Agreement
Exhibit D   -    Affiliate Letter Agreement
Exhibit E   -    Opinion of IFC Counsel
Exhibit F   -    Opinion of Pinnacle Counsel

                            SCHEDULES
                            ---------


Pinnacle Disclosure Schedule
IFC Disclosure Schedule

                            EXHIBIT A
                            ---------

                     STOCK OPTION AGREEMENT

          THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO
           CERTAIN PROVISIONS CONTAINED HEREIN AND TO
                  RESALE RESTRICTIONS UNDER THE
               SECURITIES ACT OF 1933, AS AMENDED


     STOCK OPTION AGREEMENT, dated as of November 14, 1996, between PINNACLE FINANCIAL SERVICES, INC., a Michigan corporation
("Issuer"), and INDIANA FEDERAL CORPORATION, a Delaware corporation
("Grantee").

                           WITNESSETH:

     WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which agreement has been executed by the parties hereto immediately prior to this Stock Option Agreement (the "Agreement"); and

     WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined):

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

     1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 591,678 fully paid and nonassessable shares of Issuer's Common Stock, no par value ("Common Stock"), at a price of $24.625 per share (the "Option Price"); provided, however, that in no event shall the number of shares of Common Stock for which this Option is exercisable exceed 9.9% of the Issuer's issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

          (b) In the event that any additional shares of Common Stock are either (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of the Agreement, the number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after an event described in either clause (i) or (ii), such number equals 9.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this

Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

     2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within 90 days following such Subsequent Triggering Event. Each of the following shall be an Exercise Termination Event: (i) the Effective Time (as defined in the Merger Agreement) of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, except a termination by Grantee pursuant to Section 8.1(d) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination is non- volitional); or (iii) the passage of 12 months after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a termination by Grantee pursuant to Section 8.1(d) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination is non-volitional) (provided that if an Initial Triggering Event continues or occurs beyond such termination and prior to the passage of such 12-month period, the Exercise Termination Event shall be 12 months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination). The "Last Triggering Event" shall mean the last Initial Triggering Event to expire. The term "Holder" shall mean the holder or holders of the Option.

          (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

            (i) Issuer or any of its Subsidiaries (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and
     13(d)(3) of the   Securities Exchange Act of 1934, as amended
     (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction. For purposes of this Agreement, "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) of Issuer, (x) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of Issuer or any Significant Subsidiary of Issuer, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer, or (z) any substantially similar transaction; provided, however, that in no event shall any merger, consolidation, purchase or similar transaction involving only the Issuer and one or more of its Subsidiaries or involving only any two or more of such Subsidiaries, be deemed to be an Acquisition Transaction, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement; and provided, further, that any transaction described in this sentence that is expressly permitted by the Merger Agreement shall not be deemed to be an Acquisition Transaction;

           (ii) Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary, or the Board of Directors of Issuer shall have publicly withdrawn or modified, or publicly announced its interest to withdraw or modify, in any manner adverse to Grantee, its recommendation that the stockholders of Issuer approve the transactions contemplated by the Merger Agreement;

          (iii) Any person other than Grantee, any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity in the ordinary course of its business (and other than any person who (a) as of the date hereof beneficially owns 10% or more of the outstanding shares of Common Stock and
     (b) would be eligible to use Schedule 13G but for the fact that such person owns 10% or more of the outstanding shares of Common Stock) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

           (iv)  Any person other than Grantee or any Grantee
     Subsidiary shall have made a bona fide proposal to Issuer or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

            (v) After an overture is made by a third party to Issuer or its stockholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach
     (x) would entitle Grantee to terminate the Merger Agreement and (y) shall not have been cured prior to the Notice Date (as defined below); or

           (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board, the Office of Thrift Supervision (the "OTS") or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

          (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

            (i) The acquisition by any person of beneficial ownership of 20% or more of the then outstanding Common Stock; or

           (ii) The occurrence of the Initial Triggering Event described in paragraph (i) of subsection (b) of this Section
     2, except that the percentage referred to in clause (y) shall be 20%.

          (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event of which it has notice (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

          (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the Federal Reserve Board, the OTS or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

          (f)  At the closing referred to in subsection (e) of this
Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

          (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this
Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

          (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

          "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor." It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

          (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. (S)18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), the Change in Bank Control Act of 1978, as amended, the Home Owners' Loan Act, as amended, the Change in Savings and Loan Control Act of 1978, as amended, or any other federal or state banking or savings and loan law, prior approval of or notice to the Federal Reserve Board, the OTS or to any other federal or state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board, the OTS or such other federal or state regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and
(iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new

Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5. In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Common Stock that would be prohibited under the terms of the Merger Agreement, or the like, the type and number of shares of Common Stock purchasable upon exercise hereof and the Option Price shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the Issuer's obligations hereunder.

     6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 90 days of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering this Option and any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; and provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements for the Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this Section 6 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement.

     7. (a) Immediately prior to the occurrence of a Repurchase Event (as defined below), (i) following a request of the Holder, delivered prior to an Exercise Termination Event, Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 90 days of such occurrence (or such later period as provided in Section 10), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. The term "Market/Offer Price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer,
(iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or a substantial portion of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm mutually selected by the Holder or the Owner, as the case may be, on the one hand, and the Issuer, on the other, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm mutually selected by the Holder or Owner, as the case may be, on the one hand, and the Issuer, on the other.

          (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. Within the latter to occur of
(x) five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto and (y) the time that is immediately prior to the occurrence of a Repurchase Event, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

          (c) To the extent that Issuer is prohibited under applicable law or regulation from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly
(i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and
(ii) deliver, as appropriate, either (A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

          (d) For purposes of this Section 7, a Repurchase Event shall be deemed to have occurred (i) upon the consummation of any merger, consolidation or similar transaction involving Issuer or any purchase, lease or other acquisition of all or a substantial portion of the assets of Issuer, other than any such transaction which would not constitute an Acquisition Transaction pursuant to the provisos to Section 2(b)(i) hereof or (ii) upon the acquisition by any person of beneficial ownership of 50% or more of the then outstanding shares of Common Stock, provided that no such event shall constitute a Repurchase Event unless a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event. The parties hereto agree that Issuer's obligations to repurchase the Option or Option Shares under this Section 7 shall not terminate upon the occurrence of an Exercise Termination Event unless no Subsequent Triggering Event shall have occurred prior to the occurrence of an Exercise Termination Event.

     8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding voting shares and voting share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

          (b)  The following terms have the meanings indicated:

               (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

               (2) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

               (3)  "Assigned Value" shall mean the Market/Offer
     Price, as defined in Section 7.

               (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

          (c) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

          (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

          (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 9.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 9.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over
(ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Acquiring Corporation.

          (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

     9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to (x) the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised plus (y) Grantee's reasonable out-of-pocket expenses (to the extent not previously reimbursed), and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to (x) the Highest Closing Price multiplied by the number of Substitute Shares so designated plus (y) Grantee's reasonable Out-of- Pocket Expenses (to the extent not previously reimbursed). The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

          (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this
Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or, in either case, the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

          (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer following a request for repurchase pursuant to this Section 9 shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Common Shares it is then so prohibited from repurchasing.

    10. The 90-day period for exercise of certain rights under Sections 2, 6, 7 and 13 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under
Section 16(b) of the 1934 Act by reason of such exercise.

     11. Issuer hereby represents and warrants to Grantee as follows:

          (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

          (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

     12.  Grantee hereby represents and warrants to Issuer that:

          (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

          (b) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

     13. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 90 days following such Subsequent Triggering Event (or such later period as provided in Section 10); provided, however, that until the date 15 days following the date on which the Federal Reserve Board and/or the OTS approves an application by Grantee if required under applicable law to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board or the OTS, as applicable.

     14. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to cause the shares of Common Stock issuable hereunder to be approved for trading and reporting on the NASDAQ, National Market System, upon official notice of issuance and applying to the Federal Reserve Board and/or the OTS if required under applicable law for approval to acquire the shares issuable hereunder.

     15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

     16. If any term, provision, covenant or restriction contained in the Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

     18. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     21. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     22. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger
Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                    PINNACLE FINANCIAL SERVICES, INC.



                    By:
                        -----------------------------------------
                         Richard L. Schanze
                         Chairman and Chief Executive Officer


                    INDIANA FEDERAL CORPORATION



                    By:
                        -----------------------------------------
                         Donald A. Lesch
                         Chairman and Chief Executive Officer

                            EXHIBIT B
                            ---------

                     STOCK OPTION AGREEMENT

           THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO
            CERTAIN PROVISIONS CONTAINED HEREIN AND TO
                  RESALE RESTRICTIONS UNDER THE
               SECURITIES ACT OF 1933, AS AMENDED


     STOCK OPTION AGREEMENT, dated as of November 14, 1996, between INDIANA FEDERAL CORPORATION, a Delaware corporation ("Issuer"), and PINNACLE FINANCIAL SERVICES, INC., a Michigan corporation
("Grantee").

                           WITNESSETH:

     WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which agreement has been executed by the parties hereto immediately prior to this Stock Option Agreement (the "Agreement"); and

     WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined):

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

     1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 470,361 fully paid and nonassessable shares of Issuer's Common Stock, par value $ 0.01 per share ("Common Stock"), at a price of $19.875 per share (the "Option Price"); provided, however, that in no event shall the number of shares of Common Stock for which this Option is exercisable exceed 9.9% of the Issuer's issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

          (b) In the event that any additional shares of Common Stock are either (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of the Agreement, the number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after an event described in either clause (i) or (ii), such number equals 9.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this

Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

     2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within 90 days following such Subsequent Triggering Event. Each of the following shall be an Exercise Termination Event: (i) the Effective Time (as defined in the Merger Agreement) of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, except a termination by Grantee pursuant to Section 8.1(d) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination is non- volitional); or (iii) the passage of 12 months after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a termination by Grantee pursuant to Section 8.1(d) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination is non-volitional) (provided that if an Initial Triggering Event continues or occurs beyond such termination and prior to the passage of such 12-month period, the Exercise Termination Event shall be 12 months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination). The "Last Triggering Event" shall mean the last Initial Triggering Event to expire. The term "Holder" shall mean the holder or holders of the Option.

          (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

               (i) Issuer or any of its Subsidiaries (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections
     3(a)(9) and 13(d)(3) of the   Securities Exchange Act of 1934,
     as amended (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction. For purposes of this Agreement, "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) of Issuer, (x) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of Issuer or any Significant Subsidiary of Issuer, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer, or (z) any substantially similar transaction; provided, however, that in no event shall any merger, consolidation, purchase or similar transaction involving only the Issuer and one or more of its Subsidiaries or involving only any two or more of such Subsidiaries, be deemed to be an Acquisition Transaction, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement; and provided, further, that any transaction described in this sentence that is expressly permitted by the Merger Agreement shall not be deemed to be an Acquisition Transaction;

               (ii) Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary, or the Board of Directors of Issuer shall have publicly withdrawn or modified, or publicly announced its interest to withdraw or modify, in any manner adverse to Grantee, its recommendation that the stockholders of Issuer approve the transactions contemplated by the Merger Agreement;

               (iii) Any person other than Grantee, any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity in the ordinary course of its business (and other than any person who (a) as of the date hereof beneficially owns 10% or more of the outstanding shares of Common Stock and
     (b) would be eligible to use Schedule 13G but for the fact that such person owns 10% or more of the outstanding shares of Common Stock) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

               (iv)  Any person other than Grantee or any Grantee
     Subsidiary shall have made a bona fide proposal to Issuer or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

               (v) After an overture is made by a third party to Issuer or its stockholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach
     (x) would entitle Grantee to terminate the Merger Agreement and (y) shall not have been cured prior to the Notice Date (as defined below); or

               (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board, the Office of Thrift Supervision (the "OTS"), or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

          (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

               (i) The acquisition by any person of beneficial ownership of 20% or more of the then outstanding Common Stock; or

               (ii) The occurrence of the Initial Triggering Event described in paragraph (i) of subsection (b) of this Section
     2, except that the percentage referred to in clause (y) shall be 20%.

          (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event of which it has notice (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

          (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the Federal Reserve Board, the OTS or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

          (f)  At the closing referred to in subsection (e) of this
Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

          (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this
Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement. If at the time of issuance of any shares of Common Stock pursuant to an exercise of all or part of the Option hereunder, the Rights (as defined in the Stockholder Protection Rights Agreement dated as of February 26, 1992, as amended by the Amendment to Stockholder Protection Rights Agreement dated as of November 14, 1996 (the "IFC Rights Agreement"), between Issuer and Harris Trust and Savings Bank, as Rights Agent) issued pursuant to the IFC Rights Agreement remain outstanding, or Issuer shall have issued any similar securities, then each share of Common Stock issued pursuant to such Option exercise shall also represent Rights or such similar securities with terms substantially the same as and at least as favorable to Grantee as are provided under the IFC Rights Agreement or any similar agreement then in effect.

          (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

     "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor." It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

          (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. (S)18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), the Change in Bank Control Act of 1978, as amended, the Home Owners' Loan Act, as amended, the Change in Savings and Loan Control Act of 1978, as amended, or any other federal or state banking or savings and loan law, prior approval of or notice to the Federal Reserve Board, the OTS or to any other federal or state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board, the OTS or such other federal or state regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and
(iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5. In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Common Stock that would be prohibited under the terms of the Merger Agreement, or the like, the type and number of shares of Common Stock purchasable upon exercise hereof and the Option Price shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the Issuer's obligations hereunder.

     6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 90 days of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering this Option and any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; and provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements for the Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this Section 6 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement.

     7. (a) Immediately prior to the occurrence of a Repurchase Event (as defined below), (i) following a request of the Holder, delivered prior to an Exercise Termination Event, Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 90 days of such occurrence (or such later period as provided in Section 10), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. The term "Market/Offer Price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer,
(iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or a substantial portion of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm mutually selected by the Holder or the Owner, as the case may be, on the one hand, and the Issuer, on the other, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm mutually selected by the Holder or Owner, as the case may be, on the one hand, and the Issuer, on the other.

          (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. Within the latter to occur of
(x) five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto and (y) the time that is immediately prior to the occurrence of a Repurchase Event, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

          (c) To the extent that Issuer is prohibited under applicable law or regulation from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the

Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly
(i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and
(ii) deliver, as appropriate, either (A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

          (d) For purposes of this Section 7, a Repurchase Event shall be deemed to have occurred (i) upon the consummation of any merger, consolidation or similar transaction involving Issuer or any purchase, lease or other acquisition of all or a substantial portion of the assets of Issuer, other than any such transaction which would not constitute an Acquisition Transaction pursuant to the provisos to Section 2(b)(i) hereof or (ii) upon the acquisition by any person of beneficial ownership of 50% or more of the then outstanding shares of Common Stock, provided that no such event shall constitute a Repurchase Event unless a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event. The parties hereto agree that Issuer's obligations to repurchase the Option or Option Shares under this Section 7 shall not terminate upon the occurrence of an Exercise Termination Event unless no Subsequent Triggering Event shall have occurred prior to the occurrence of an Exercise Termination Event.

     8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding voting shares and voting share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the

Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

          (b)  The following terms have the meanings indicated:

               (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

               (2) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

               (3)  "Assigned Value" shall mean the Market/Offer
     Price, as defined in Section 7.

               (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

          (c) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

          (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

          (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 9.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 9.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over
(ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Acquiring Corporation.

          (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

     9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to (x) the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised plus (y) Grantee's reasonable out-of-pocket expenses (to the extent not previously reimbursed), and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to (x) the Highest Closing Price multiplied by the number of Substitute Shares so designated plus (y) Grantee's reasonable Out-of- Pocket Expenses (to the extent not previously reimbursed). The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

          (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this
Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or, in either case, the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

          (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer following a request for repurchase pursuant to this Section 9 shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Common Shares it is then so prohibited from repurchasing.

     10. The 90-day period for exercise of certain rights under Sections 2, 6, 7 and 13 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under
Section 16(b) of the 1934 Act by reason of such exercise.

     11. Issuer hereby represents and warrants to Grantee as follows:

          (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

          (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

     12.  Grantee hereby represents and warrants to Issuer that:

          (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

          (b) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

     13. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent

Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 90 days following such Subsequent Triggering Event (or such later period as provided in Section 10); provided, however, that until the date 15 days following the date on which the Federal Reserve Board and/or the OTS approves an application by Grantee if required under applicable law to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board or the OTS, as applicable.

     14. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to cause the shares of Common Stock issuable hereunder to be approved for trading and reporting on the NASDAQ, National Market System, upon official notice of issuance and applying to the Federal Reserve Board and/or the OTS if required under applicable law for approval to acquire the shares issuable hereunder.

     15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

     16. If any term, provision, covenant or restriction contained in the Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

     18. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     21. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     22. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger
Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                    INDIANA FEDERAL CORPORATION


                    By: ___________________________________________
                         Donald A. Lesch
                         Chairman and Chief Executive Officer


                    PINNACLE FINANCIAL SERVICES, INC.


                    By: ___________________________________________
                         Richard L. Schanze
                         Chairman and Chief Executive Officer